UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.)

[X] Filed by the Registrant

[   ] Filed by a Party other than the Registrant

Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Under §240.14a-12

Zivo Bioscience, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[   ] Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF

Zivo Bioscience, Inc.

To be held November 4, 2020

TO THE SHAREHOLDERS OF

Zivo Bioscience, Inc.:

Notice is hereby given that the Annual Meeting (the “Annual Meeting” or “Meeting”) of shareholders of Zivo Bioscience, Inc. (“ZIVO” or the “Company”) will be held at The Westin Detroit Metropolitan Airport Hotel, 2501 Worldgateway Place, Detroit (Romulus), MI 48242, on Wednesday, November 4, 2020 at 10:00 a.m. local time for the following purposes:

1.To elect five (5) members of the board of directors, each to serve until the Annual Meeting of shareholders in 2021 and until his or her respective successor is elected and qualified;

2.To approve (on an advisory basis) the compensation of our named executive officers;

3.To approve (on an advisory basis) whether an advisory vote on the compensation of our named executive officers should occur once every one, two or three years; and

4.To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on September 18, 2020 as the record date for determination of the shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Only holders of common stock of record at the close of business on September 18, 2020 will be entitled to notice of, and to vote at, the Meeting or at any adjournment or adjournments thereof.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON NOVEMBER 4, 2020:

The Proxy Statement, the ZIVO Annual Report for the fiscal year ended December 31, 2019 and the Proxy Card are available at https://www.iproxydirect.com/index.php/ZIVO.

Zivo Bioscience, Inc.

2804 Orchard Lake Rd, Suite 202

Keego Harbor, MI 48320

(248) 452-9866

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD NOVEMBER 4, 2020

INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement is furnished to you as a holder of outstanding shares of Zivo Bioscience, Inc. common stock, par value $.001 per share, in connection with the solicitation of proxies by the Board of Directors of the Company (“Board of Directors” or “Board”), for use at the Annual Meeting of Shareholders to be held at The Westin Detroit Metropolitan Airport Hotel, 2501 Worldgateway Place, Detroit (Romulus), MI 48242 on November 4, 2020 at 10:00 a.m. local time. Accompanying this Proxy Statement is the Board of Directors’ Proxy for the Annual Meeting which you may use to indicate your vote as to the proposals described in this Proxy Statement. Our Annual Report on Form 10-K for the year ended December 31, 2019 also accompanies this Proxy Statement but does not constitute part of these proxy soliciting materials. We anticipate that this Proxy Statement and the accompanying proxy will be mailed to our shareholders on or about September 28, 2020.

Voting of Shares by Proxy

Shareholders may vote in person or by proxy. Execution of a proxy will not in any way affect a shareholder’s right to attend the Annual Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before it is voted. Proxies may be revoked by (1) filing with our Secretary, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a date later than the date of such proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to our Secretary before the taking of the vote at the Annual Meeting or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). If your shares are held in “street name,” that is, you hold your shares in an account with a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from your broker or other holder of record, to be able to vote at the Annual Meeting. Any written notice of revocation or subsequent proxy should be sent to Zivo Bioscience, Inc., 2804 Orchard Lake Rd, Suite 202, Keego Harbor, MI 48320, attention: Corporate Secretary, at or before the taking of the vote at the Annual Meeting.

Record Date

The close of business on September 18, 2020 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. As of April 24, 2020, we had outstanding [406,084,877] shares of common stock, par value $.001 per share. A shareholder is entitled to cast one vote for each share held on the record date on all matters to be considered at the Annual Meeting.

Quorum and Votes Required

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business at the Annual Meeting. Votes withheld from a nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum. A “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

Directors will be elected, and the frequency of our future “say-on-pay” votes will be determined, by a plurality of the votes cast by shareholders entitled to vote at the Annual Meeting. The proposal to approve, on an advisory basis, the compensation of our executive officers requires the affirmation vote of the majority of the votes cast at the meeting.

An automated system administered by our transfer agent tabulates the votes. The vote on each matter submitted to shareholders is tabulated separately. Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of determining whether there is a quorum, but are not considered as shares voting or as votes cast with respect to any matter presented at the Annual Meeting. As a result, abstentions and broker “non-votes” will not have any effect on the proposal to elect directors, the say-on-pay vote or the vote to determine the frequency of future say-on-pay votes and will have the same effect as votes “against” the proposal to approve and adopt the amendment to our Articles of Incorporation, as amended.

The persons named as the proxy, Philip M. Rice II and Andrew D. Dahl, were selected by the Board of Directors and are executive officers. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. Any shareholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee’s name in the space provided on the proxy.

All proxies will be voted in accordance with the shareholders’ instructions, and if no choice is specified, the enclosed proxy card (or any signed and dated copy thereof) will be voted in favor of the matters set forth in the accompanying notice of Annual Meeting of shareholders.

By order of the Board of Directors

Zivo Bioscience, Inc.

/s/ Philip M. Rice II

Philip M. Rice II

Chief Financial Officer

April 29, 2020

YOU MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ZIVO HAS NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROXY STATEMENT. THE DELIVERY OF THIS PROXY STATEMENT DOES NOT MEAN THAT INFORMATION CONTAINED IN THIS PROXY STATEMENT IS CORRECT AFTER THE DATE OF THIS PROXY STATEMENT. THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS

Q: What may I vote on?

A. You may vote on the following proposals:

1. ELECTION OF DIRECTORS

There are five (5) nominees for election to the Company’s Board of Directors this year (each to serve until the annual meeting of shareholders in 2021 and until their respective successors are duly elected and qualified).

Your Board recommends a vote FOR the nominees.

2. ADVISORY VOTE ON COMPENSATION

We are requesting that shareholders approve, on an advisory basis, the compensation of our named executive officers.

You Board recommends a vote FOR the approval of the compensation of our named executive officers.

3. FREQUENCY ON SAY-ON-PAY VOTES

We are requesting shareholders to determine whether future vote to approve, on an advisory basis, the compensation of our named executive officers will be held every one, two or three years.

Your Board recommends a vote FOR once every three years.

Q: Who is entitled to vote?

A: Shareholders of record as of the close of business September 18, 2020 are entitled to vote at the Annual Meeting.

Q: How do I vote?

A: You may vote either in person or by proxy. If you choose to vote by proxy, sign and date the proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR each nominee, FOR the approval of the compensation of our named executive officers, and FOR the approval of the compensation of our named executive officers to take place in the future every three years.

Q: How does discretionary authority apply?

A: If you sign your proxy card, but do not make any selections, you give authority to Philip M. Rice II, Chief Financial Officer and Andrew D. Dahl, Chief Executive Officer, to vote in their discretion on the proposal and any other matter that may properly come before the meeting.

Q: What does it mean if I get more than one proxy card?

A: If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all of your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible).

You can accomplish this by contacting our transfer agent, Issuers Direct Corporation at (801) 272-9294.

Q: How many shares can vote?

A: As of the close of business on the record date, [March 31, 2020], there were [403,891,695] shares of common stock issued and outstanding. Every holder of common stock as of the close of business on September 18, 2020, the record date, is entitled to one vote for each share held.

Q: What is a “quorum?”

A: The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, whether in person or by proxy, constitutes a “quorum” at the Annual Meeting. There must be a quorum for the Meeting to be held.

Q: Who can attend the Annual Meeting?

A: All shareholders that held shares of ZIVO on September 18, 2020, the record date, are entitled to attend.

Q: How will voting on any other business be conducted?

A: Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any other business is presented at the Annual Meeting, your signed proxy card gives authority to Philip M. Rice II, Chief Financial Officer and Andrew D. Dahl, Chief Executive Officer, to vote on such matters at their discretion.

Q: Can a shareholder nominate someone to be a director of ZIVO?

A: Our bylaws do provide a procedure for shareholders to nominate directors. Nominations for the election of directors may be made by the board of directors or by any shareholder entitled to vote for the election of directors. Subject to compliance with applicable United States Securities Laws and the Rules and Regulations of the Securities and Exchange Commission (“SEC”), nominations by shareholders may be made by notice in writing to the secretary of the corporation not less than 14 days nor more than 60 days prior to any meeting of the shareholders called for the election of directors; provided, however, that if less than 21 written days’ notice of the meeting is given to shareholders, such notice of nomination by a shareholder shall be given to the secretary of the corporation not later than the close of the fifth day following the day on which notice of the meeting was mailed to shareholders.

The Board of Directors has a standing nominating committee. The nominating committee, in selecting individuals to be nominated for election to the Board of Directors, considers, among other things, the following qualifications in nominating an individual: diversity in background, age, experience, qualifications, attributes and skills, independence, integrity, business experience and acumen, education, accounting and financial expertise, reputation, civic and community relationships and industry knowledge and relationships. In nominating an existing director for re-election to the Board of Directors, the Board of Directors will consider and review an existing director’s Board attendance, performance and length of service.

Q: Who is soliciting proxies?

A: The enclosed proxy is being solicited by the Board of Directors of ZIVO on behalf of ZIVO. The cost of the solicitation shall be borne by the Company. It is anticipated that solicitations of proxies for the meeting will be made only by use of the mail; however, we may use the services of our directors, officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of our shares held of record by such persons, and we will reimburse such persons for their reasonable out-of-pocket expenses incurred in the performance of that task.

Q: How can I access the Company’s proxy materials and annual report on Form 10-K?

A: The “Investors” section of the Company’s website, http://www.zivobioscience.com, provides access, free of charge, to SEC reports as soon as reasonably practicable after the Company electronically files such reports with, or furnishes such reports to, the SEC, including proxy materials, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports. In addition, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 will be sent to any shareholder, without charge, upon written request sent to the Company, addressed to Philip M. Rice II, CFO, Zivo Bioscience, Inc., 2804 Orchard Lake Rd, Suite 202, Keego Harbor, MI 48320. Alternatively, Company’s Annual Report on Form 10-K and the proxy statement may be accessed on the Company’s internet website at: https://www.iproxydirect.com/index.php/ZIVO.

The references to the website addresses of the Company in this proxy statement are not intended to function as a hyperlink and, except as specified herein, the information contained on such websites are not part of this proxy statement.

GENERAL INFORMATION

Zivo Bioscience, Inc., a Nevada corporation, is a health and wellness company engaged in the development of natural products derived from algae cultures for use as dietary supplements and food ingredients as well developing, manufacturing, marketing, and selling tests that the Company believes will allow people to optimize their health and identify future health risks. Our principal offices are located at 2804 Orchard Lake Rd, Suite 202, Keego Harbor, MI 48320, and our telephone number is (248) 452-9866.

PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

Introduction

Andrew A Dahl (Chief Executive Officer), Christopher D. Maggiore, Nola E. Masterson, John B. Payne and Robert O. Rondeau Jr., each existing Directors, have been nominated to be elected as members of the Board of Directors at the Annual Meeting. Each of the nominees, if elected, will serve as a Director until the next annual meeting of shareholders in 2021 and until his or her successor has been elected and qualified. All directors are elected annually and serve a one-year term until the next annual meeting. Each of the nominees has consented to serve as a director if elected; however, if any nominee is unable or declines to serve, which we do not expect to happen, proxy holders may vote the proxies in accordance with their best judgment for another qualified nominee. If any of the nominees becomes unavailable to stand for re-election at the Annual Meeting, the Board of Directors may designate a substitute and proxies not withholding votes for the original nominee will be cast for the substitute. Proxies may not be voted for a greater number of persons to the Board of Directors than the number of nominees named herein.

Nominees

Andrew D. Dahl

Age: 66

Director since 2020

Mr. Dahl was appointed President / Chief Executive Officer on December 16, 2011. Mr. Dahl is managing member and principal consultant at Great Northern & Reserve Partners, a management consulting firm he founded in 2005 that provides marketing and business consulting services to bio-tech, bio-medical and information technology companies. Previously, Mr. Dahl served as President of Dawber & Company, formerly one of the oldest and largest independent marketing & consulting firms in the Midwest, with an extensive Fortune 500 client roster that included GM, Ford, AT&T, Compuware and Xerox, among others. Mr. Dahl was employed by Dawber & Company for nearly 20 years until its partners dissolved the firm in 2005. He attended the College for Creative Studies and Wayne State University. Mr. Dahl holds three US patents for interactive multimedia and is a named inventor in nine recent biomedical patent applications. Mr. Dahl provides the Company with extensive expertise regarding our industry and our products.

Christopher D. Maggiore

Age: 54

Director since 2013

Mr. Maggiore was appointed in August, 2013 to serve as a director of the Company. Mr. Maggiore is a successful private investor and has been involved in real estate development, building and management of businesses for over 25 years. He currently owns and manages a portfolio of businesses and investments. Mr. Maggiore provides the Board of Directors with experiences as a successful entrepreneur and builder of business organizations.

Nola E. Masterson

Age: 73

Director since 2014

Ms. Masterson was appointed in September 2014 to serve as a director of the Company. Since 1982, she has been the chief executive officer of Science Futures, Inc., an investment and advisory firm. Ms. Masterson is currently managing member and general partner of Science Futures LLC, I and II, which are venture capital funds invested in life science funds and companies. Ms. Masterson was a Venture Partner in TVM Capital, a large Global venture firm. She was a member of the board of directors of Repros Therapeutics Inc. (sold to Allergan plc [NYSE: AGN] in January 2018) and served on the audit committee, nominating committee and the compensation committee at that company. She is an Adjunct Professor in the Management School of the University of San Francisco. Ms. Masterson was a biotechnology analyst on Wall Street, working with Drexel Burnham Lambert and Merrill Lynch, and is a co-founder and was CEO of Sequenom, Inc., a genetic analysis company located in San Diego, California and Hamburg, Germany. Ms. Masterson is the Chair Emeritus of the California Life Science Association Institute, a 501(c)(3) organization, which promotes science education, workforce development and best practices as well as entrepreneurs in the bioeconomy. Ms. Masterson began her business career at Ames Company, a division of Bayer, and spent eight years at Millipore Corporation in sales and sales management and as Vice President of the Biotechnology Division. She received her Master’s degree in Biological Sciences from George Washington University, and continued Ph.D. work at the University of Florida. Ms. Masterson provides us with the benefit of her extensive experience as an entrepreneur and an analyst on Wall Street, as well as her 40 years of investment advisory expertise and experiences in the life sciences industry.

John B. Payne

Age: 72

Director since 2013

Mr. Payne was appointed to serve as a director of the Company in July, 2013. Mr. Payne is the President and CEO of Compassion-First Pet Hospitals and serves as the Chairman of the Board of Directors. He founded Compassion-First in 2014 and today, the family of specialty, general practice and emergency veterinary hospitals throughout the United States is dedicated to changing the veterinary landscape and elevating patient outcomes. With 44 hospitals across 14 states, Compassion-First has more than 3,000 employees and more than 230 board-certified specialists across a wide range of medical disciplines. Mr. Payne currently serves as the Chairman of the Board for American Humane and serves as the director of Zivo Bioscience. He is on the Board of Regents at Ross University School of Medicine and at Ross University School of Veterinary Medicine. Prior to creating Compassion-First Mr. Payne served as a member of the Global Leadership Team for Mars Pet Care. He also served as the President and CEO of Banfield Pet Hospitals and served as the President and General Manager of Bayer Healthcare’s North American Animal Health Division. Mr. Payne provides the Board of Directors with valuable insight and experience in the animal care and pharmaceutical fields.

Robert O. Rondeau, Jr.

Age: 53

Director since 2016

Mr. Rondeau is Managing Partner of RESON Development, LLC since 2018 and the chief executive officer of PRZ, LLC, a financing company focused on used car floor plan financing, retail financing and leasing, a position he has held since 2013. Mr. Rondeau is also the chief executive officer of Bran Financial, a credit card processing company, a position he has held since 2010. Prior to that, Mr. Rondeau was an executive director of Flagstar Bank, focusing on commercial, consumer and warehouse lending from 2004 through 2009. Mr. Rondeau received a Bachelor of Arts degree from Northwestern University and an Executive M.B.A. from Michigan State University. Mr. Rondeau’s extensive business and financial experience, as well as his background in executive management, led the Board of Directors to nominate Mr. Rondeau for re-election.

Votes Required to Elect Directors; Board Recommendation

Directors are elected by a plurality of the votes of the shares entitled to vote in the election and present, in person or by proxy, at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF ANDREW A. DAHL CHRISTOPHER D. MAGGIORE, NOLA E. MASTERSON, JOHN B. PAYNE, AND ROBERT O. RONDEAU, JR. AS DIRECTORS OF THE COMPANY.

INFORMATION WITH RESPECT TO THE BOARD OF DIRECTORS

The following is a brief description of the structure and certain functions of our Board of Directors. Each of the current directors is serving until his or her respective successor is duly elected and qualified, subject to earlier resignation. The Board currently consists of five directors, one of whom is an employee director, each of whom have been nominated for election as directors at this Annual Meeting. The Board of Directors has determined that each director, other than Mr. Dahl and Mr. Rice, is independent. Under the rules of NASDAQ, a director will only qualify as an "independent director" if, in the opinion of that company's board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Each director was nominated based on his or her knowledge of the Company, his or her skills, expertise and willingness to serve as a director. The Board usually meets in scheduled meetings either in person or via conference telephone call. The Board of Directors held eight (8) meetings during the fiscal year ended December 31, 2019. Each of the directors attended at least 75% of the scheduled meetings of the Board of Directors, and the Compensation Committee if such director served on the committee, during the period. Members of the Board of Directors are strongly encouraged to attend the Company’s annual meeting of shareholders in person. If attendance in person is not possible, members of the Board of Directors are strongly encouraged to attend the Company’s annual meeting of shareholders via telephone or similar communication equipment. Each of the current directors attended the annual meeting of shareholders in 2019.

Structure and Operation of the Board

Mr. Payne acts as the Chairman of our Board of Directors and Andrew Dahl is our Chief Executive Officer. The Board has a standing compensation committee and a standing nominating and corporate governance committee. We do not have standing audit committee. The full Board, however, performs all of the functions of a standing audit committee. The following is a brief description of these functions of the Board.

Compensation Committee

The Compensation Committee, which is currently comprised of Ms. Masterson, as Chair, and Mr. Rondeau, establishes the compensation for our President and Chief Executive Officer, including applicable bonus milestones and equity/option grants. The Compensation Committee also may be involved in or may approve, depending on the availability of the full board of directors, grants of awards to other employees, may determine the terms and conditions provided for in each option grant, and may, as requested by our President and Chief Executive Officer, review and recommend to the Board of Directors the amount of compensation to be paid to our officers. The Compensation Committee generally convenes on an as needed basis. The Compensation Committee met twelve (12) times during 2019. The Board of Directors has determined that each member of the Compensation Committee is independent, as independence is defined under the rules of NASDAQ. The Compensation Committee does not have a formal charter.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently comprised of Ms. Masterson, as Chair, and Mr. Rondeau. The Nominating and Corporate Governance Committee is responsible for, among other things, considering potential Board members, making recommendations to the full Board as to nominees for election to the Board and assessing the effectiveness of the Board. The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. Any such candidates will be evaluated on the same basis as other candidates being evaluated by the Committee. Information with respect to such candidates should be sent to Zivo Bioscience, Inc., 2804 Orchard Lake Road, Suite 202, Keego Harbor, Michigan 48320, Attention: Secretary. The Committee considers the needs for the Board of Directors as a whole when identifying and evaluating nominees and, among other things, considers diversity in background, age, experience, qualifications, attributes and skills in identifying nominees, although it does not have a formal policy regarding the consideration of diversity. For information concerning the procedures to be followed by security holders in nominating candidates, please refer to the information under the caption “Management – Procedures for Shareholders to Nominate Directors.” Each current director nominee was recommended by the Committee. The Nominating and Corporate Governance Committee was formed in February 2020 and did not meet in 2019. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent, as independence is defined under the rules of NASDAQ. The Nominating and Corporate Governance Committee does not have a formal charter.

Audit Committee Related Function

We do not have a standing audit committee, and thus we do not have an audit committee charter. The Board does not believe that the Company is in a position to attract non-management directors who could be made members of a separate audit committee. The Board of Directors reviews with management and the Company’s independent public accountants the Company’s financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent accountants upon the financial condition of the Company and its accounting controls and procedures and such other matters as the Board deems appropriate. During fiscal year 2019, the Board met one time with respect to audit committee related matters. Because the Company’s common stock is traded on the Over the Counter Bulletin Board, the Company is not subject to the listing requirements of any securities exchange regarding audit committee related matters.

The Board currently consists of five Directors: Mr. Andrew A. Dahl, Mr. Christopher D. Maggiore, Ms. Nola E. Masterson, Mr. John B. Payne and Mr. Robert O. Rondeau. Jr. (Mr. Rice was a member of the Board until his resignation on March 3, 2020. Mr. Dahl was appointed to the Board on March 4, 2020.) The audit related functions of the Board include:

•Selecting our independent auditors;

•Reviewing the results and scope of the audit and other services provided by our independent auditors; and

•Reviewing and evaluating our audit and control functions.

Report of Board on Audit Related Matters

In discharging its responsibility for oversight of the audit process, the Board obtained from the Company’s independent auditors, Wolinetz, Lafazan and Company, P.C., a formal written statement describing any relationships between the auditors and the Company that might bear on the auditors’ independence, consistent with the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” In addition, the Board discussed with the auditors any relationships that might impact the auditors’ objectivity and independence. The Board is satisfied as to the auditors’ independence.

The Board of Directors of the Company reported the following:

1. The Board has reviewed and discussed the audited financial statements as of, and for, the fiscal year ended December 31, 2019, with management and the independent auditors. Management has the responsibility for preparation of the Company’s financial statements and the independent auditors have the responsibility for auditing those statements;

2. The Board has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T and the Commission;

3. The Board has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Board and has discussed with the independent auditors the independent auditors’ independence; and

4. Based on the reviews and discussions referred to in paragraphs (1) through (3) above, the Board approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Members of the Board:

Andrew A. Dahl

Christopher D. Maggiore

Nola E. Masterson

John B. Payne

Robert O. Rondeau. Jr.

Audit Services and Fees

Wolinetz, Lafazan and Company, P.C., acting as our independent accountants, has reported on our December 31, 2019 financial statements in our 2019 Annual Report, which was filed with the SEC on Form 10-K on March 26, 2020, and has served as our independent auditors for twelve years. We have selected Wolinetz, Lafazan and Company, P.C. to serve as our independent accountants for the current fiscal year ending December 31, 2020. No representative of Wolinetz, Lafazan and Company, P.C. will be present at the Annual Meeting.

It is the Board’s policy and practice to review and approve in advance all services, audit and non-audit, to be rendered by the Company’s independent auditors. The Board does not delegate this responsibility to Company management.

Fees billed by Wolinetz, Lafazan and Company, P.C. for 2019 and 2018, all which were approved by the Board in accordance with its established policies and procedures, were as follows:

	2019	2018
Audit Fees	$87,000	$87,000
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
	$87,000	$87,000

The Company’s independent auditors do not generally provide tax compliance, tax advice and tax planning services to the Company.

Risk Oversight

The Board of Directors oversees the Company’s risk management primarily through the following:

•review and approval of an annual business plan;

•review of a summary of risks and opportunities at meetings of the Board of Directors;

•review of business developments, business plan implementation and financial results;

•oversight of internal controls over financial reporting; and

•review of employee compensation and its relationship to our business plans.

Communication with Shareholders

We have established a process for shareholders to communicate with the Board of Directors. Shareholders wishing to communicate with the Board of Directors of ZIVO can send an email to achunovich@zivobioscience.com or write or telephone Angela Chunovich at the Company’s corporate offices:

Angela Chunovich

Zivo Bioscience, Inc.

2804 Orchard Lake Rd, Suite 202

Keego Harbor, MI 48320

Telephone (248) 452-9866

All such communication must state the type and amount of Company securities held by the shareholder and must clearly state that the communication is intended to be shared with the Board of Directors. Ms. Chunovich will forward all such communications to the members of the Board.

Code of Ethics

ZIVO has adopted a code of ethics that applies to the Principal Executive Officer and Principal Financial Officer, or those performing similar functions. A copy of the code of ethics will be sent to any shareholder, without charge, upon written request sent to the Company’s CFO, Philip M. Rice II, Zivo Bioscience, Inc., 2804 Orchard Lake Rd, Suite 202, Keego Harbor, MI 48320.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the name, age and position of each of our executive officers and directors:

Name	Age	Positions	Since
Andrew D. Dahl	66	President / Chief Executive Officer / Director	2011/2020
Philip M. Rice II	65	Chief Financial Officer / Director	2011/2020
Christopher D. Maggiore	54	Director	2013
Nola E. Masterson	73	Director	2014
John B. Payne	71	Director	2013
Robert O. Rondeau. Jr.	53	Director	2016

Philip M. Rice II

Mr. Rice was appointed Chief Financial Officer in November 2011. In January 2012 Mr. Rice was appointed to the Board of Directors and served until March 2020. Mr. Rice is a member of the Board of Directors of Coherix, Inc. In 2001, Mr. Rice founded Legacy Results, LLC (now Legacy Results Inc.), a management consulting firm providing a wide range of consulting services, including strategic planning, business plan development, turnaround management, financial management, and mergers and acquisitions, and has served as its Managing Partner since that date. From December, 2007 through March, 2008, Mr. Rice served as chairman of the board of IMX Solutions, Inc., a technology company providing secure internet transactions, including private data transactions. Mr. Rice practiced as a CPA and worked for Deloitte & Touche LLP for thirteen years before founding Legacy Results.

Information with respect to Mr. Dahl, Mr. Maggiore, Ms. Masterson, Mr. Payne and Mr. Rondeau is contained herein under the caption “Proposal No. 1 – Election of Directors – Nominees.”

Each of the officers will serve as such until his respective successor is appointed and qualified, or until his earlier resignation or removal. All directors hold their positions for one year or until their successors are elected and qualified, subject to their earlier resignation or removal.

Family Relationships

There are no familial relationships between any of our officers and directors.

Audit Committee Financial Expert

We do not have an audit committee financial expert (as that term is defined in rules promulgated by the SEC), because we do not have an audit committee.

Procedures for Shareholders to Nominate Directors

Our bylaws provide a procedure for shareholders to nominate directors. Nominations for the election of directors may be made by the board of directors or by any shareholder entitled to vote for the election of directors. Subject to compliance with applicable United States Securities Laws and the Rules and Regulations of the SEC, nominations by shareholders may be made by notice in writing to the secretary of the corporation not less than 14 days nor more than 60 days prior to any meeting of the shareholders called for the election of directors; provided, however, that if less than 21 written days’ notice of the meeting is given to shareholders, such notice of nomination by a shareholder shall be given to the secretary of the corporation not later than the close of the fifth day following the day on which notice of the meeting was mailed to shareholders.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers, as well as persons beneficially owning more than 10% of the Company’s outstanding Common Stock, to file reports of ownership and changes in ownership with the SEC within specified time periods.

Based upon a review of Forms 3, 4 and 5 filed with the SEC with respect to the year ended December 31, 2019, we believe that none of our reporting persons have failed to file required reports and/or made late filings during the most recent year, except for the following: (1) Mr. Dahl filed a late Form 4 on April 8, 2020 to report the grant of common stock options on November 15, 2019 and December 6, 2019; (2) Mr. Rice filed a late Form 4 on April 8, 2020 to report eleven transactions representing the grants of common stock warrants and options from February 21, 2018 to March 4, 2020; (3) Mr. Maggiore filed late Form 4’s on January 3, 2019 to report 13 purchases from December 11, 2018 through December 31, 2018, on May 9, 2019 to report five purchases of common stock on April 26, 2019 through May 3, 2019, on July 26, 2019 to report four purchases of common stock from July 15, 2019 through July 19, 2019, on November 21, 2019 to report the purchases of common stock on November 15, 2019 and November 18, 2019, on December 9, 2019 to report ten purchases of common stock from June 17, 2019 through December 5, 2019, on December 20, 2019 to report five purchases of common stock on December 6, 2019 through December 16, 2019, on January 7, 2020 to report five purchases of common stock on December 19, 2019 through December 30, 2020, and on April 8, 2020 to report the grants of common stock warrants on September 25, 2019 and September 26, 2019; (4) Ms. Masterson filed a late Form 4 on April 24, 2020 to report five transactions representing the grants of common stock warrants on September 10, 2015 through September 26, 2019, and two transactions representing the exercise of common stock warrants and acquisition of common stock on April 15, 2020; (5) Mr. Payne filed a late Form 4 on April 8, 2020 to report five transactions representing the grants of common stock warrants on September 10, 2015 through September 26, 2019; and (6) Mr. Rondeau filed a late Form 4 on April 8, 2020 to report four transactions representing grants of common stock warrants on September 10, 2016 through September 26, 2019.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation paid to our Chief Executive Officer and Chief Financial Officer (referred to herein as our “named executive officers”) during or with respect to fiscal 2019 and 2018 for services rendered to us in all capacities.

Name and Principal Position	Year	Salary ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Andrew D. Dahl	2019	324,167	2,635,967 (2)	-	2,960,134
Chief Executive Officer and Director	2018	240,000	-	-	240,000

Philip M. Rice II	2019	238,000	55,798 (3)	10,0000 (4)	303,798
Chief Financial Officer	2018	204,000	100,263 (5)	10,0000 (4)	314,263

(1) The amounts reported reflect the grant date fair value (excluding the effect of estimated forfeitures). The grant date fair value of each warrant is calculated using the Black Scholes option-pricing model computed in accordance with FASB ASC Topic 718 and does not correspond to the actual amount that will be realized upon exercise by the named executive officers. Valuation assumptions used in determining the grant date fair value of 2019 awards are included in Note 3 the Company’s the Financial Statements included with its Annual Report on Form 10-K filed with the SEC on March 26, 2020.

(2) Represents the fair value of an award of compensatory options, pursuant to which Mr. Dahl received the right to purchase 29,000,000 shares of common stock at an exercise price between $.10 and $.14 with a term of ten years for his role as CEO.

(3) (a) $38,523 represents the fair value of an award of compensatory warrants, pursuant to which Mr. Rice received the right to purchase 500,000 shares of common stock at an exercise price of $.08 with a term of five years for his role as Director; (b) $17,275 represents the fair value of an award of compensatory warrants, pursuant to which Mr. Rice received the right purchase 200,000 shares of common stock at an average exercise price of $.10 with a term of five years, in his position as Chief Financial Officer.

(4) Represents fees paid to Mr. Rice for his role as a Director of the Company.

(5) (a) $76,814 represents the fair value of an award of compensatory warrants, pursuant to which Mr. Rice received the right to purchase 500,000 shares of common stock at an exercise price of $.14 with a term of five years for his role as Director; (b) $23,449 represents the fair value of an award of compensatory warrants, pursuant to which Mr. Rice received the right purchase 200,000 shares of common stock at an average exercise price of $.12 with a term of five years, in his position as Chief Financial Officer.

Executive Compensation Programs.

In 2019, the Compensation Committee reviewed financial information and other performance metrics relative to the historical compensation of executive management and comparative information prepared internally. The Compensation Committee also reviewed management's recommendations for compensation levels of all of the Corporation's senior executive officers and considered these recommendations with reference to relative compensation levels of like-size institutions. The totality of the information reviewed by the Compensation Committee was considered when establishing current executive salary levels, and similar analysis is expected to be considered when reviewing and establishing future salaries and long term incentives. The Corporation's compensation policies and practices are designed to ensure that they do not foster risk taking above the level of risk associated with the Corporation's business model. For this purpose, the Compensation Committee generally considers the Corporation's financial performance, comparing that performance to the performance metrics included in the Corporation's strategic plan. The Compensation Committee also generally evaluates management's compensation in light of other specific risk parameters. Based on this assessment, the Compensation Committee believes that the Corporation has a balanced pay and performance program that does not promote excessive risk taking.

The Company’s compensation programs are aimed at enabling it to attract and retain the best possible executive talent and rewarding those executives commensurate with their ability and performance. The Company’s compensation programs consist primarily of base salary and bonus.

Base Salary. Base salaries for executive officers are determined in the same manner as those other salaried employees. Salary guidelines are established by comparing the responsibilities of the individual’s position in relation to similar positions in other nutraceutical companies of similar size. Individual salaries were determined this year by considering respective levels of responsibility, position and industry information.

Bonuses. Mr. Dahl is entitled to a Revenue Bonus (as defined in his Employment Agreement (“Agreement”)) equal to 2% of the Company’s revenue contribution in accordance with a formula as detailed in the Agreement. No Revenue Bonus is payable in any year where there is an Operating Net Loss (as defined in the Agreement). For the 2020 fiscal year (January 1, 2020 to December 31, 2020) (“Year One”), the Company shall pay Mr. Dahl a bonus equal to 50% of his Base Salary if the Company achieves revenues for Year One which are (w) at least $500,000; and (x) greater than that for the 12-month period immediately preceding Year One. In addition, for 2021 fiscal year (January 1, 2021 through December 31, 2021) (“Year Two”), the Company shall pay Mr. Dahl a bonus equal to 50% of the Base Salary if the Company achieves revenues for Year Two which are (y) at least $500,000; and (z) greater than that for Year One.

Mr. Rice has no bonus plan; any bonuses awarded are at the discretion of the Board of Directors. The Chief Financial Officer may receive equity-based compensation which compensates him individuals in the form of equity bonuses.

No bonuses were paid in fiscal 2019 or 2018.

Incentive Compensation Plan. In November 2019, the Company adopted the 2019 Omnibus Long-Term Incentive Plan (the “2019 Incentive Plan”) for the purpose of enhancing the Company’s ability to attract and retain highly qualified directors, officers, key employees and other persons and to motivate such persons to improve the business results and earnings of the Company by providing an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. The 2019 Incentive Plan will be administered by the compensation committee of the Board who will, amongst other duties, have full power and authority to take all actions and to make all determinations required or provided for under the 2019 Incentive Plan. Pursuant to the 2019 Incentive Plan, the Company may grant options, share appreciation rights, restricted shares, restricted share units, unrestricted shares and dividend equivalent rights. The Plan has a duration of 10 years. Subject to adjustment as described in the 2019 Incentive Plan, the aggregate number of common shares (“Shares”) available for issuance under the 2019 Incentive Plan is One Hundred Two Million (102,000,000) Shares. The exercise price of each Share subject to an Option (as defined in the 2019 Incentive Plan) shall be at least the Fair Market Value (as defined in the 2019 Incentive Plan) (except in the case of a more than 10% shareholder of the Company, in which case the price should not be less than 110% of the Fair Market Value) on the date of the grant of a Share and shall have a term of no more than ten years.

Say-On-Pay. We last conducted a say-on-pay vote at the 2017 Annual Meeting of Shareholders. The next say-on-pay vote is taking place at this 2020 Annual Meeting of Shareholders.

Employment Agreements

We currently have compensation agreements with our President / Chief Executive Officer and with our Chief Financial Officer.

Mr. Dahl’s Employment Agreement:

The Company’s Chief Executive Officer, Andrew Dahl, is serving under the terms of an employment agreement dated November 29, 2019 (“Dahl Employment Agreement”) that superseded and replaced all prior employment arrangements. Under the terms of Mr. Dahl’s Employment Agreement, Mr. Dahl will serve as chief executive officer of the Company for three years, with successive automatic renewals for one year terms, unless either party terminates the Agreement on at least sixty days’ notice prior to the expiration of the then current term of Mr. Dahl’s Employment Agreement. Mr. Dahl will receive an annual base salary, commencing on June 1, 2019, of $440,000 (“Base Salary”), of which $7,500 per month will be deferred until either of the following events occur: (i) within five (5) years after the Effective Date, the Company enters into a term sheet to receive at least $25,000,000 in equity or other form of investment or debt on terms satisfactory to the board of directors of the Company (the “Board”) including funding at closing on such terms of at least $10 million; or (ii) within twelve (12) months after the Effective Date that the Company receives revenue of at least $10 million. The Base Salary shall be subject to annual review and increase (but not decrease) by the Board during the Employment Term with minimum annual increases of 4% over the previous year’s Base Salary.

Mr. Dahl is entitled to a Revenue Bonus (as defined in the Agreement) equal to 2% of the Company’s revenue contribution in accordance with a formula as detailed in the Agreement. No Revenue Bonus is payable in any year where there is an Operating Net Loss (as defined in the Agreement). For the 2020 fiscal year (January 1, 2020 to December 31, 2020) (“Year One”), the Company shall pay Mr. Dahl a bonus equal to 50% of his Base Salary if the Company achieves revenues for Year One which are (w) at least $500,000; and (x) greater than that for the 12-month period immediately preceding Year One. In addition, for 2021 fiscal year (January 1, 2021 through December 31, 2021) (“Year Two”), the Company shall pay Mr. Dahl a bonus equal to 50% of the Base Salary if the Company achieves revenues for Year Two which are (y) at least $500,000; and (z) greater than that for Year One.

Mr. Dahl was awarded a non-qualified option to purchase 28 million shares of the Company’s common stock at a price of $0.10 per share upon signing the Agreement. Mr. Dahl will be entitled to non-qualified performance-based options having an exercise price equal to the greater of $.10 per share and the Fair Market Value (as defined in the 2019 Omnibus Long-term Incentive Plan), upon the attainment of specified milestones as follows: (i) Non-qualified option to purchase 1,000,000 common shares upon identification of bioactive agents in the Company product and filing of a patent with respect thereto; (ii) Non-qualified option to purchase 1,500,000 common shares upon entering into a contract under which the Company receives at least $500,000 in cash payments; (iii) Non-qualified option to purchase 1,500,000 common shares upon the Company entering into a co-development agreement with a research company to develop medicinal or pharmaceutical applications (where the partner provides at least $2M in cash or in-kind outlays); (iv) Non-qualified option to purchase 1,500,000 common shares upon the Company entering into a co-development agreement for nutraceutical or dietary supplement applications (where the partner provides at least $2M in cash or in-kind outlays); and (v) Non-qualified option to purchase 1,500,000 common shares upon the Registrant entering into a pharmaceutical development agreement. Note that item (i) was achieved in 2019 and the Company awarded a non-qualified option to purchase 1,000,000 common shares Company’s common stock at a price of $0.14 per share.

As it relates to the Company‘s wholly-owned subsidiary, Wellmetrix, LLC (“Wellmetrix”), if and when at least $2 million in equity capital is raised from a third party and invested in Wellmetrix in an arms-length transaction, Mr. Dahl shall be granted a warrant to purchase an equity interest in Wellmetrix that is equal to the equity interest in Wellmetrix owned by the Company at the time of the first tranche of any such capital raise (the “Wellmetrix Warrant”). The Wellmetrix Warrant shall be fully vested as of the date it is granted and shall expire on the tenth (10th) anniversary of the grant date. Once granted, the Wellmetrix Warrant may be exercised from time to time in whole or in part, with Mr. Dahl retaining any unexercised portion. The exercise price for the Wellmetrix Warrant shall be equal to the fair market value of the interest in Wellmetrix implied by the pricing of the first tranche of any such capital raise.

Mr. Dahl’s Employment Agreement provides that if a Change of Control (as defined in the Agreement) occurs and Mr. Dahl is not offered substantially equivalent employment with the successor corporation or Mr. Dahl’s employment is terminated without Cause (as defined in the Agreement) during the three month period prior to the Change of Control or the 24-month period following the Change of Control, 100% of Mr. Dahl’s unvested options will be fully vested. Mr. Dahl’s Employment Agreement also provides for severance payments of, amongst other things, 300% of base salary and 2x the amount of the Revenue Bonus in such event.

Mr. Rice’s Employment Arrangement:

On March 4, 2020, the Company entered into an employment letter with Philip Rice, Chief Financial Officer of the Company (“Agreement”) that replaced and superseded all prior employment arrangements. Under the terms of the Agreement, Mr. Rice will serve as Chief Financial Officer of the Company for one year, with successive automatic renewals for one year terms, unless either party terminates the Agreement on at least sixty days’ notice prior to the expiration of the then current term of the Agreement. Mr. Rice will receive an annual base salary, commencing on January 1, 2020, of $280,000 (“Base Salary”). The Base Salary shall increase to $300,000, when the following event occurs: within one (1) year after the Effective Date, the Company enters into a term sheet and receives the related financing to receive at least $15,000,000 in equity or other form of investment or debt (“Third Party Financing”) on terms satisfactory to the board of directors of the Company (the “Board”). On the date the Agreement was executed, Mr. Rice received a fully-vested nonqualified stock option to purchase 2,000,000 shares of the Company’s common stock at a price of $0.15 per and a $25,000 retention bonus.

Mr. Rice shall also receive a $50,000 and a fully-vested nonqualified stock option to purchase 2,000,000 shares of the Company’s common stock at a price equal to the greater of $0.10 per share and the Fair Market Value (as defined in the 2019 Omnibus Long-term Incentive Plan),10 year term, upon the closing, prior to December 31, 2020, of Third Party Financing which raises at least $15,000,000, as long as Mr. Rice was employed at the time of closing or was employed within one year prior to the closing. If, upon the closing prior to December 31, 2021 of Third Party Financing which raises at least $10,000,000 for the Company, Mr. Rice shall receive an additional bonus of $50,000, as long as Mr. Rice was employed at the time of closing or if employed within one year prior to the closing.

Mr. Rice’s Agreement provides that if a Change of Control (as defined in the Agreement) occurs and Mr. Rice is not offered substantially equivalent employment with the successor corporation or Mr. Rice’s employment is terminated without Cause (as defined in the Agreement) during the three month period prior to the Change of Control or the 24-month period following the Change of Control, 100% of Mr. Rice’s unvested options will be fully vested and the restrictions on his restricted shares will lapse. Mr. Rice’s Agreement also provides for severance payments of, amongst other things, a lump sum payment of 300% of base salary and payment of 24 months of the base salary in such event.

Mr. Rice’s will receive the following severance benefits following a termination (as defined) of employment: a continuation of his Base Salary for one (1) year and a fully-vested, nonqualified stock option to purchase 1,000,000 shares of the Company’s common stock at a price equal to the greater of $0.10 per share and the Fair Market Value (as defined in the 2019 Omnibus Long-term Incentive Plan), 10 year term.

Outstanding Equity Awards at Fiscal Year-End 2019

The following table provides information on the outstanding equity awards held by our Named Executive Officers as of December 31, 2019.

Option Awards
Name	Grant Date	Number of securities underlying unexercised options exercisable (1)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (2)	Option Exercise Price ($)	Option Expiration Date
Andrew D. Dahl	11/15/2019	28,000,000		0.10	11/15/2029
	12/6/2019	1,000,000		0.14	12/6/2029
	11/8/2017	10,000,000		0.08	11/8/2022
	8/14/2012		6,000,000(2)	0.25	8/14/2022
Philip M. Rice II	10/28/2019	50,000		0.08	10/28/2024
	9/26/2019	500,000		0.08	9/26/2024
	8/7/2019	50,000		0.10	8/7/2024
	5/13/2019	50,000		0.10	5/13/2024
	2/13/2019	50,000		0.10	2/13/2024
	11/14/2018	50,000		0.14	11/14/2023
	9/28/2018	500,000		0.14	9/28/2023
	8/14/2018	50,000		0.12	8/14/2023
	4/23/2018	50,000		0.10	4/23/2023
	2/21/2018	50,000		0.10	2/21/2023
	11/8/2017	6,000,000		0.08	11/8/2022
	10/19/2017	50,000		0.09	10/19/2022
	9/11/2017	500,000		0.07	9/11/2022
	8/11/2017	50,000		0.06	8/11/2022
	5/12/2017	50,000		0.09	5/12/2022
	3/31/2017	50,000		0.08	3/21/2022
	11/14/2016	50,000		0.05	11/14/2021
	9/10/2016	250,000		0.07	9/10/2021
	8/12/2016	50,000		0.08	8/12/2021
	5/13/2016	50,000		0.08	5/13/2021
	3/29/2016	50,000		0.08	3/29/2021
	11/13/2015	50,000		0.08	11/13/2020
	9/10/2015	250,000		0.10	9/10/2020
	8/13/2015	50,000		0.11	8/13/2020
	5/13/2015	50,000		0.08	5/13/2020
	4/6/2015	50,000		0.09	4/6/2020

(1) All options granted are immediately vested,

(2) Represents compensatory warrants granted pursuant to the terms of the Dahl Employment Agreement, which shall become exercisable upon the occurrence of a specific event. See “Mr. Dahl’s Employment Agreement” for a description of these warrants.

2019 Compensation of Directors

Our directors received warrants to purchase our common stock and cash in exchange for board service during 2019 and 2018. Information relating to the specific fees that Mr. Rice received in connection with his role as Director in 2019 is included in our Summary Compensation Table. Otherwise, our directors do not receive any additional compensation for serving on our board, and members of the compensation committee do not receive a separate fee for serving on the committee. Mr. Maggiore, at his request, receives no cash compensation for serving as a member of the Board of Directors.

The following table summarizes the compensation paid to our other Directors in 2019:

Name	Fees Earned or Paid in Cash	Option Awards ($) (1) (2)	Total ($)
Nola E. Masterson	$10,000	$58,154	$68,154
Christopher D. Maggiore	-0-	58,154	58,154
John B. Payne	10,000	58,154	68,154
Robert O. Rondeau. Jr.	10,000	58,154	68,154

(1) The amounts reported reflect the grant date fair value (excluding the effect of estimated forfeitures). The grant date fair value of each warrant is calculated using the Black Scholes option-pricing model computed in accordance with FASB ASC Topic 718 and do not correspond to the actual amount that will be realized upon exercise by the named Directors. Valuation assumptions used in determining the grant date fair value of 2019 awards are included in Note 3 the Company’s the Financial Statements included with its Form 10-K filed with the SEC on March 26, 2020.

(2) Represents a warrant to purchase 500,000 shares of common stock at an exercise price of $.08 with a term of five years. As of December 31, 2019, each of the following non-employee directors had shares underlying outstanding warrants as follows: Ms. Masterson, 2,000,000; Mr. Maggiore, 2,000,000; Mr. Payne, 2,000,000; and Mr. Rondeau, 1,875,000.

On March 3, 2020, Mr. Rice resigned from the Board of Directors. On March 4, 2020 the Board of Directors appointed Mr. Dahl to the Board of Directors. In 2020, Messrs. Payne, Rondeau and Ms. Masterson will receive $10,000 for each annual term served, paid in quarterly installments, and each outside director (including Mr. Maggiore) will receive a warrant to purchase 500,000 shares of common stock at an exercise price at current market with a term of five (5) years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table sets forth certain information regarding each person who is known to us to beneficially own more than 5% of our issued and outstanding shares of common stock, and the number of shares of our common stock beneficially owned by each of our directors and named executive officers, and all officers and directors as a group. All percentages are based on 403,891,695 shares issued and outstanding as of March 31, 2020, and where applicable, beneficial ownership includes shares which the beneficial owner has the right to acquire within sixty days.

Security Ownership of Certain Beneficial Owners:

Name and Address	Number of Shares Beneficially Owned (1)	% of Class
HEP Investments 2804 Orchard Lake Rd. Suite 205 Keego Harbor, MI 48302	221,773,179 (2)	42.5%

Strome et. al. 1688 Meridian Ave, Suite 727 Miami Beach, FL 33139	89,406,208 (3)	18.6%

Christopher D. Maggiore 4788 Nobles Pond Dr. NW Canton, OH 44718	57,210,534 (4) (5) (6)	13.9%

Security Ownership of Management:

Name and Address	Number of Shares Beneficially Owned (1)	% of Class
Mr. Christopher D. Maggiore	57,210,534 (4) (5) (6)	13.9%
Mr. Andrew D. Dahl	39,685,925 (7)	9.0%
Mr. Philip M. Rice II	10,979,833 (8)	2.7%
Mr. Robert O. Rondeau. Jr.	1,880,000 (9)	*
Mr. John B. Payne	2,000,000 (10)	*
Nola E. Masterson	2,000,000 (11)	*
All Directors and Officers as a Group (6 persons)	113,680,174 (12)	24.3%

* Less than 1%

(1) “Beneficially” owned shares, as defined by the SEC, are those shares as to which a person has voting or investment power, or both, and which the beneficial owner has the right to acquire within sixty days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. “Beneficial” ownership does not necessarily mean that the named person is entitled to receive the dividends on, or the proceeds from the sale of, the shares.

(2) Pursuant to a Schedule 13D filed with the SEC on March 5, 2020 by HEP Investments LLC and Laith Yaldoo, the manager and controlling member of HEP Investments LLC (“HEP et.al.”), HEP et. al. has sole power to vote 104,147,636 shares, sole power to dispose 104,147,636 shares, shared power to vote 117,625,543 shares and shared power to dispose 117,625,543 shares. Amount includes 56,629,542 shares of common stock issuable upon conversion of certain promissory notes and 60,996,001 shares of common stock issuable upon the exercise of certain warrants.

(3) Pursuant to a Schedule 13D/A filed by Strome Mezzanine Fund, L.P., Strome Alpha Fund, L.P., Strome Investment Management, L.P., Strome Group, Inc. and Mark E. Strome (“Strome et. al.”) with the SEC on February 25, 2020, Strome et. al. has sole power to vote 13,088,129 shares, sole power to dispose 13,088,129 shares, shared power to vote 76,318,079 shares and shared power to dispose 76,318,079 shares. Amount includes 24,568,079 shares of common stock issuable upon conversion of a certain promissory note and 51,750,000 shares of common stock issuable upon the exercise of certain warrants.

(4) Pursuant to a Schedule 13G/A filed with the SEC on February 27, 2019, Christopher D. Maggiore has sole power to vote 49,327,794 shares, sole power to dispose 49,327,794 shares, shared power to vote 7,882,740 shares and shared power to dispose 7,882,740 shares.

(5) Includes warrants to purchase 8,623,672 shares of common stock.

(6) Includes 7,886,622 beneficial shares held in the estate of the Robert S. McLain Estate of which Mr. Maggiore is the controlling trustee.

(7) Includes options and warrants to purchase 39,000,000 shares of common stock.

(8) Includes warrants to purchase 10,979,833 shares of common stock.

(9) Includes warrants to purchase 1,875,000 shares of common stock.

(10) Includes warrants to purchase 2,000,000 shares of common stock.

(11) Includes warrants to purchase 2,000,000 shares of common stock.

(12) Includes options and warrants to purchase a total of 62,353,505 shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In general, it is our policy (unwritten) to submit all proposed related party transactions (those that may require disclosure under Regulation S-K, Item 404) to the Board of Directors for approval. The Board of Directors only approves those transactions that are on terms comparable to, or more beneficial to us than, those that could be obtained in arm’s length dealings with an unrelated third party. If a director has any interest in a related party transaction presented to the Board of Directors for approval, such director will abstain from the vote to approve or not approve the transaction. Examples of related party transactions covered by our policy are transactions in which any of the following individuals has or will have a direct or indirect material interest: any of our directors or executive officers, any person who is known to us to be the beneficial owner of more than five percent of our common stock, and any immediate family member of one of our directors or executive officers or person known to us to be the beneficial owner of more than five percent of our common stock. Transactions that involve any salaried employees generally are not covered by our approval policy. Our policy also requires that all related party transactions be disclosed in our filings with the SEC to the extent required by the SEC’s rules.

Our Executive Director of Asia Operations, Wendy Chiao, is the spouse of our Chief Financial Officer. Our Executive Director of Asia Operations is contracted on a month to month basis and was paid $99,000 in 2019 and paid $99,000 in 2018. In 2018, Ms. Chiao was issued warrants to purchase 1,000,000 shares of common stock at an exercise price of $.11 with a term of 5 years. Her contract was terminated in November 2019.

PROPOSAL NO. 2 — ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Our Board of Directors proposes that shareholders provide advisory (non-binding) approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the SEC’s rules (commonly known as a “say-on-pay” proposal). We recognize the interest our shareholders have in the compensation of our executives and we are providing this advisory proposal in recognition of that interest and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act.

Our named executive officer compensation program is designed to attract, motivate, and retain our named executive officers, who are critical to our success, and ensure alignment of such persons with shareholders. Under this program, our named executive officers are rewarded for their service to the Company and the realization of increased shareholder value. We believe our executive officer compensation programs also are structured appropriately to support our Company and business objectives and to conserve our scarce cash resources.

Please read the “Named Executive Officer Compensation Tables”, beginning on page 10, for additional details about our named executive officer compensation program.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company or our Board. We value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Board will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

Vote Required

The affirmative vote of a majority of the votes cast at the annual meeting will be necessary to approve the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on the outcome of the vote.

PROPOSAL NO. 3 — ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Act also enables our shareholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 2 included in this proxy statement. By voting on this Proposal 3, shareholders may indicate whether they would prefer an advisory vote be held on named executive officer compensation once every one, two, or three years.

After careful consideration of this Proposal, our Board has determined that an advisory vote on named executive officer compensation that occurs every three years is the most appropriate alternative for the Company, and therefore our Board recommends that you vote for a three-year interval for the advisory vote on named executive officer compensation. Our Board believes that compensation is best analyzed in a longer term context.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting.

This vote is advisory and not binding on the Board or the Company in any way, and therefore the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on named executive officer compensation more or less frequently than the option approved by our shareholders.

The Board of Directors recommends a vote for the option of every three years as the frequency with which shareholders are provided an advisory vote on the compensation of named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

Vote Required

The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on named executive officer compensation that has been selected by shareholders. Abstentions and broker non-votes will have no effect on the outcome of the vote.

OTHER MATTERS

Householding

The SEC’s rules permit us to deliver a single Annual Report on Form 10-K and proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings to us. To take advantage of this opportunity, we have delivered only one Annual Report on Form 10-K and proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Annual Report on Form 10-K and proxy materials, if applicable, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the Annual Report on Form 10-K and proxy materials, contact in writing: ISSUER DIRECT CORPORATION, 1981 Murray Holladay Road, Suite 100, SLC UT, 84117 ( www.issuerdirect.com) or email Julie.Felix@issuerdirect.com. Any stockholders who share the same address and currently receive multiple copies of our Annual Report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker, or other holder of record to request information about “householding” or ISSUER DIRECT CORPORATION at the address or telephone number listed above.

Shareholder Proposals

Deadline for Submission of Shareholder Proposals and Recommendations for Director

Shareholder proposals for inclusion in our proxy materials for the 2021 annual meeting of shareholders must be received by us no later than May 31, 2021. These proposals must also meet the other requirements of the rules of the SEC.

Regarding proposals that shareholders otherwise desire to introduce at our annual meeting in 2020, without inclusion in our proxy statement for that meeting, written notice of such shareholder proposals for such annual meeting must be received by our Secretary and, with respect to proposals for the nomination of directors, should be received by our Board of Directors at 2804 Orchard Lake Rd, Suite 202, Keego Harbor, MI 48320, not later than September 5, 2020 and must not have been received earlier than October 21, 2020 in order to be considered timely and must contain specified information concerning the matters proposed to be brought before such meeting and concerning the shareholder proposing such matters. The matters proposed to be brought before the meeting also must be proper matters for shareholder action. If a shareholder who wishes to present such a proposal fails to notify us within the specified time frame, the proxies that management solicits for the meeting will have discretionary authority to vote on the shareholder’s proposal if it is properly brought before the meeting. If a shareholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the SEC.

The notice should set forth: (a) for each nominee (i) information as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) written consent of the nominee to be named in the proxy statement and to serve as director if so elected; (b) a brief description of any proposed business including (i) the text of such proposal and any accompanying resolutions, (ii) the reasons for conducting such business at the meeting, (iii) any material interest held by the proposing shareholder or any beneficial owner on whose behalf the proposal is made; and (c) proposing shareholder and/or beneficial owner information including, (i) name and address, (ii) the class and number of shares of capital stock held, (iii) a representation that they are the holder of record, are entitled to vote, and intend to appear in person or by proxy and propose such business or nomination, and (iv) a representation of intention to either deliver proxy statements to holders of the necessary percentage of shares or to solicit proxies in support of the proposal. The shareholder can alternatively satisfy the notice requirement by submitting proposals in compliance with SEC requirements and inclusion of such proposal within a proxy statement prepared by us.

Expenses of Solicitation

All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, certain of our Directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or electronic mail. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some shareholders in person or by mail, telephone or telegraph following the original solicitation.

FINANCIAL MATTERS AND FORM 10-K REPORT

As noted above under “Questions and Answers – How can I access the Company’s proxy materials and annual report on Form 10-K?,” we will provide each beneficial owner of our securities with a copy of our Annual Report on Form 10-K including the financial statements and schedules thereto filed with the Securities and Exchange Commission for our most recent fiscal year, without charge upon receipt of a written request from such person. Such request should be sent to: Philip M. Rice II, CFO, Zivo Bioscience, Inc., 2804 Orchard Lake Rd, Suite 202, Keego Harbor, MI 48320. Alternatively, the Company’s annual report on Form 10-K may be accessed on the Company’s internet website at: https://www.iproxydirect.com/index.php/ZIVO.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON NOVEMBER 4, 2020

The Proxy Statement and the ZIVO Annual Report for the fiscal year ended December 31, 2019 are available at: https://www.iproxydirect.com/index.php/ZIVO.

YOUR VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD IN THE

ENVELOPE PROVIDED AS SOON AS POSSIBLE

ZIVO BIOSCIENCE, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Zivo Bioscience, Inc., a Nevada corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated [April 29, 2020]. The undersigned hereby appoints Phillip M. Rice II, Chief Financial Officer, and Andrew D. Dahl, Chief Executive Officer, and each of them, as attorneys and proxies with full power of substitution to represent the undersigned at the Annual Meeting of shareholders of the Company to be held at The Westin Detroit Metropolitan Airport Hotel, 2501 Worldgateway Place, Detroit (Romulus), MI 48242, on November 4, 2020 at 10:00 a.m., local time, and at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided. Please mark your votes as in this example: [X]

- or -

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES IN PROPOSAL 1.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, PLEASE CHECK THE BOX “WITHHOLD.”

PROPOSAL

1.	To elect the following persons to the Board of Directors to serve until the next annual meeting of shareholders in 2021 and until his/her successor is elected and qualified:

	For	Withhold		For	Withhold
Andrew A. Dahl	[ ]	[ ]	Christopher D. Maggiore	[ ]	[ ]
Nola E. Masterson	[ ]	[ ]	John B. Payne	[ ]	[ ]
Robert O. Rondeau. Jr.	[ ]	[ ]

2.	Advisory approval of the named executive officer compensation.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

3.	Advisory recommendation on the frequency of an advisory vote on named executive officer compensation.

EVERY YEAR	EVERY TWO YEARS	EVERY THREE YEARS	ABSTAIN
[ ]	[ ]	[ ]	[ ]

THIS PROXY IS REVOCABLE. WHEN PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, UNLESS REVOKED IN COMPLIANCE WITH THE PROCEDURE DESCRIBED IN THE PROXY STATEMENT RELATING TO THE ANNUAL MEETING. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES IN PROPOSAL 1, FOR THE APPROVAL OF THE NAMED EXECUTIVE OFFICER COMPENSATION AND FOR THE FREQUENCY OF EVERY THREE YEARS FOR FUTURE SAY-ON-PAY VOTES.

[Continued on Reverse]

Those signing as an executor, administrator, trustee, guardian, or attorney must indicate so. Attorneys must submit powers of attorney. Please sign name(s) exactly as they appear on the books of the Corporation. For joint accounts, each joint owner must sign. If the signer is a corporation or partnership the corporation’s or partnership’s signature must be by a duly-authorized officer of the corporation or partner of the partnership.

Signature(s) of Shareholder(s)	Printed name(s) of Shareholder(s)	Date

(if held jointly)

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE, OR RETURN IT TO ZIVO BIOSCIENCE, INC., 2804 ORCHARD LAKE RD, SUITE 202, KEEGO HARBOR, MI 48320. THIS GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING OR SUBMIT A LATER DATED REVOCATION OR AMENDMENT TO THIS PROXY ON ANY OF THE ISSUES SET FORTH ABOVE.